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                                                          EXHIBIT 23.2



                     [ McGLADREY AND PULLEN LETTERHEAD ]



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated January 17, 1996, (except for Note 15 for which the date is May 20, 1996), with respect to the consolidated financial statements of UnionBancorp, Inc. and Subsidiaries and our report dated May 24, 1996 with respect to the consolidated financial statements of Country Bancshares, Inc. and Subsidiaries, included in this Registration Statement (Form S-1 to be filed on or about August 9, 1996) and related prospectus of UnionBancorp, Inc, for the offering of 1,265,000 shares of common stock.


McGladrey & Pullen, LLP

Champaign, Illinois
August 5, 1996

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               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated January 26, 1996, with respect to the consolidated financial statements of Prairie Bancorp, Inc. and Subsidiaries, included in this Registration Statement (Form S-1 to be filed on or about August 9, 1996) and related prospectus of UnionBancorp, Inc, for the offering of 1,265,000 shares of common stock.


McGladrey & Pullen, LLP

Davenport, Iowa
August 5, 1996